UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2022

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On September 30, 2022, in connection with the closing of the previously announced private exchange and purchase transactions (the “Transactions”), Transocean Inc. (the “Company”), a wholly-owned subsidiary of Transocean Ltd. (the “Parent” and, together with the Company, “Transocean”), issued $300,000,000 aggregate principal amount of new 4.625% Senior Guaranteed Exchangeable Bonds due 2029 (the “New Exchangeable Bonds”), guaranteed by the Parent and Transocean Holdings 1 Limited (“Holdings 1”), Transocean Holdings 2 Limited (“Holdings 2”) and Transocean Holdings 3 Limited (“Holdings 3,” and collectively with Holdings 1 and Holdings 2, the “Guarantors”), and 22,175,910 warrants (the “Warrants”) to purchase shares, CHF 0.10 per share, of the Parent (“Shares”), in exchange for (a) $72,976,000 aggregate principal amount of the Company’s existing 0.5% Exchangeable Bonds due 2023 and fully and unconditionally guaranteed by the Parent (the “Existing Exchangeable Bonds”), (b) $43,254,000 aggregate principal amount of the Company’s existing 7.25% Senior Notes due 2025 issued by Transocean Inc. and fully and unconditionally guaranteed by the Parent and the Guarantors (the “2025 Priority Guaranteed Notes”), and/or (c) $188,095,000 in cash.

Transocean intends to use the proceeds from the sale of the New Exchangeable Bonds and Warrants (i) to repurchase $13.8 million in outstanding principal of the 2025 Priority Guaranteed Notes for $11.7 million plus accrued and unpaid interest and (ii) for general corporate purposes.

Indenture Relating to the New Exchangeable Bonds

The New Exchangeable Bonds were issued pursuant to an indenture, dated September 30, 2022, between the Company, the Parent and the Guarantors, and Truist Bank, as trustee (the “Indenture”).

The New Exchangeable Bonds have an initial exchange rate of 290.6618 per $1,000 principal amount of bonds (equivalent to approximately $3.44 per Share) and will be exchangeable into Shares, cash or a combination thereof at the election of the Company. On or after March 30, 2026, the Company may redeem the New Exchangeable Bonds if the closing price of the Shares has exceeded 115% of the exchange price for at least 20 trading days in a consecutive 30-day trading period, subject to a make-whole payment through March 30, 2028, for any exchanges effectuated following such redemption.

The Indenture contains covenants that, among other things, limit the Company’s ability to allow its subsidiaries to incur certain additional indebtedness, incur certain liens on its drilling rigs or drillships without equally and ratably securing the New Exchangeable Bonds, engage in certain sale and lease-back transactions covering any of its drilling rigs or drillships and consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the New Exchangeable Bonds may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

In the event of a “fundamental change” (as defined in the Indenture), holders of the New Exchangeable Bonds may require the Company to repurchase all or any portion of their New Exchangeable Bonds for cash at a repurchase price equal to 101% of the principal amount of such New Exchangeable Bonds on the fundamental change repurchase date, plus accrued and unpaid interest, if any, to, but excluding, such repurchase date. In the event of a “listing failure event” or a “tax event” (both as defined in the Indenture), holders of the New Exchangeable Bonds may require the Company to repurchase all or any portion of their New Exchangeable Bonds for cash at a repurchase price equal to 100% of the principal amount of such New Exchangeable Bonds on the repurchase date, plus accrued and unpaid interest, if any, to, but excluding, such repurchase date.

Warrant Agreement

The terms of the Warrants are governed by a warrant agreement, dated September 30, 2022, between the Company, the Parent and Computershare Inc. and Computershare Trust Company, N.A. collectively as warrant agent (the “Warrant Agreement”).

Each Warrant is exercisable either in full or in part, at the election of the holder, for one Share at any time after the date of issuance until 5:00 p.m., New York City time, on March 13, 2026 (the “Expiration Time”), at an exercise price equal to $3.71 per Share, subject to customary anti-dilution adjustments.

The Warrant Agreement provides, among other things, that the Company, in its sole discretion, may elect to require holders of Warrants to exercise on either a cash or cashless basis. If at any time prior to the Expiration Time, the closing sale price of Parent shares on the New York Stock Exchange equals or exceeds $10.00 per Share, subject to adjustment in accordance with the Warrant Agreement, for a period of five consecutive trading days, the Company will have the right to effect an exercise of all but not less than all of the Warrants upon notice to the holders of the Warrants.

The descriptions above do not purport to be complete and are qualified in their entirety by the Indenture and Warrant Agreement, which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information described in Item 1.01 regarding the Transactions is incorporated herein by reference. The issuance of the New Exchangeable Bonds and the Warrants was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2022, by and among Transocean Inc., the Guarantors and Truist Bank, as trustee
4.2	Warrant Agreement, dated as of September 30, 2022, by and among Transocean Inc., Transocean Ltd. and Computershare Inc. and Computershare Trust Company, N.A. as Warrant Agent
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 30, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person